EXHIBIT 4.4

NUMBER

P 90271

LP UNITS

CUSIP 872384 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

TEPPCO Partners, L.P.

CERTIFICATE EVIDENCING LP UNITS REPRESENTING LIMITED PARTNERSHIP INTERESTS

This Certifies that

Specimen

is the registered holder of

UNITS,

representing limited partner interests in TEPPCO PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Units represented by this Certificate. This Certificate and the Units represented hereby are issued and shall in all respects be subject to all of the provisions of the Agreement of Limited Partnership of the Partnership, as amended and restated from time to time, to all of which the holder, by acceptance hereof, assents, and to the additional terms and provisions on the reverse side hereof. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

DEPOSITARY RECEIPT

Witness the facsimile signatures of the duly authorized officers of the General Partner of the Partnership.

Dated:

COUNTERSIGNED AND REGISTERED
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

TEXAS EASTERN PRODUCTS PIPELINE COMPANY,
As General Partner,

BY [signature]
President and Chief Executive Officer

BY [signature]
Vice President, General Counsel and Secretary

FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF THIS CERTIFICATE APPEAR ON THE REVERSE SIDE.

TEPPCO Partners, L.P.
KEY TO ABBREVIATIONS
     The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written in full where such abbreviation appears:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT– Guardian
TEN ENT	— as tenants by the entireties	(Cust) (Minor)
JT TEN	— as joint tenants with rights of	under Uniform Gifts to Minors
	survivorship and not as tenants	Act
	in common	(state)
Additional abbreviations may also be used though not in the above list.

     TEPPCO Partners, L.P., a limited partnership formed under the laws of the State of Delaware (the “Partnership”), will furnish to the holder and each assignee of this Certificate and the Units evidenced hereby, without charge, on written request to the Partnership at its principal place of business in Houston, Texas 77252, a copy of the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time.
     The holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner (as defined in the Partnership Agreement, the terms of which are incorporated herein by reference), as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the holder has all right, power and authority necessary to enter into the partnership Agreement, (iii) appointed the General Partner and, if a liquidator shall be appointed, the liquidator of the Partnership as the holder’s attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement, any amendment of the Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Holder’s admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (iv) given the powers of attorney Provided for in the Partnership Agreement and (v) made the waivers and given the approvals contained in the Partnership Agreement.
     FOR VALUE RECEIVED,                                                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                                                                                                     Units representing limited partner interests evidenced by this Certificate, subject to the Agreement of Limited Partnership of the Partnership, an amended or restated from time to time, and do hereby irrevocably constitute and appoint his attorney, to transfer the said Units on the books of the Partnership with full power of substitution in the premises.
Dated:

NOTICE: The Signature(s) to this Assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.
SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF
THE NATIONAL ASSOCIATION OF SECURITY DEALERS, INC.
OR BY A COMMERCIAL BANK OR TRUST COMPANY	(Signature)

SIGNATURE(S) GUARANTEED	(Signature)
     No transfer of the Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Units to be transferred is surrendered for registration or transfer and an Application for transfer of Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Units.
APPLICATION FOR TRANSFER OF UNITS
     The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Units evidenced hereby.
     The Assignee (a) requests admission as a substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Partnership Agreement, as amended or restated to the date hereof, (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership agreement, (c) appoints the General Partner and the liquidator if one is appointed his attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement, any amendment to the Partnership Agreement and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Assignee’s admission as a substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement and (e) makes the consents and waivers and gives the approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
(Signature of Assignee)

SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Name and Address of Assignee

Purchase Price (including commissions, if any)
Type of Entity (check one):   ☐ Individual   ☐ Partnership   ☐ Corporation   ☐ Trust    ☐ Other (specify):
Note: if the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Units shall be made to the best of the Assignee’s knowledge.

     You have acquired an interest in TEPPCO Partners, L.P., Houston, Texas 77252, whose taxpayer identification number is 76-0291058. The Internal Revenue Service has issued TEPPCO Partners, LP. the following tax shelter registration number: 90036000017.
     YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN TEPPCO PARTNERS, L.P.
     You must report the registration number (as well as the name and taxpayer identification number of TEPPCO Partners, L.P.) on Internal Revenue Service Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME.
     ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.